Exhibit 99.1
PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Finance & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-1998	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2009
FINANCIAL RESULTS
•	Full year 2009 total revenue of $370.3 million; up 48.1% from the full year 2008

•	Fourth quarter total revenue of $106.9 million; up 43.4% from fourth quarter 2008 and up 12.7% from third quarter 2009

•	GAAP earnings of $2.3 million, or $0.06 per share, for the fourth quarter and $5.8 million, or $0.15 per share, for the full year

•	Earnings, excluding certain adjustments, of $4.2 million, or $0.11 per share, for the fourth quarter and $12.3 million, or $0.32 per share, for the full year

•	Operating cash flow of $46.4 million for the full year; up from ($5.0) million for the full year 2008
SAN DIEGO, February 25, 2010 - NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter and for the full year ended December 31, 2009.
NuVasive reported fourth quarter revenue of $106.9 million, a 43.4% increase over the $74.6 million for the fourth quarter 2008 and a 12.7% increase over the $94.9 million for the third quarter 2009. Full year 2009 revenue was $370.3 million, a 48.1% increase over the $250.1 million reported for the full year 2008.

The financial results announced today incorporate the reclassification of certain expense items in order to best reflect their true economic character in the income statement and to align to prevalent industry practice. Moving forward, certain expenses will be classified as indicated in an attached reference table and have been reclassified in prior years for comparative purposes.
Gross profit for the fourth quarter 2009 was $88.9 million and gross margin was 83.2%, compared to a gross profit of $63.8 million and a gross margin of 85.5% for the fourth quarter 2008. For the third quarter 2009, gross profit was $79.0 million and gross margin was 83.3%. Gross profit for the full year 2009 was $309.2 million and gross margin was 83.5%, compared to a gross profit of $211.1 million and gross margin of 84.4% for the full year 2008.
Total operating expenses for the fourth quarter 2009 were $84.7 million compared to $59.6 million in the fourth quarter 2008 and $73.0 million in the third quarter 2009. Full year 2009 operating expenses were $297.9 million compared to $238.9 million reported for the full year 2008. The higher operating expenses in 2009 resulted primarily from additional costs associated with higher revenue, infrastructure expansion, and research and development.
On a GAAP basis, the Company reported net income of $2.3 million, or $0.06 per share, for the fourth quarter 2009, and net income of $5.8 million, or $0.15 per share for the full year 2009.
On a Non-GAAP basis, the Company reported net income of $11.1 million, or $0.28 per share, for the fourth quarter 2009, and net income of $41.4 million, or $1.07 per share, for the full year 2009. The Non-GAAP earnings per share calculations for the fourth quarter and full year exclude, respectively, (i) stock-based compensation of $5.6 million and $23.8 million; (ii) amortization of intangible assets of $1.3 million and $5.3 million; (iii) acquisition related items of $0.7 million and $3.8 million; (iv) intellectual property litigation expenses of $1.2 million and $4.6 million, and (v) the reversal of a leasehold termination charge of nil and $2.0 million.
Cash, cash equivalents and short and long-term marketable securities were $204.7 million at December 31, 2009.
Alex Lukianov, Chairman and Chief Executive Officer, said, “We achieved outstanding revenue growth of nearly 50%, a record non-GAAP operating margin of approximately 13% and more than $45 million in operating cash flow in 2009. Continued investment in research and development, coupled with a culture that fosters innovation and Absolute Responsiveness® have shaped a portfolio of products capable of addressing the entire spine and keeping NuVasive years ahead of the competition. Our ability to take spine market share and to expand our addressable market with comprehensive solutions which produce better outcomes for patients, surgeons, and hospitals underscores the successful execution of our growth strategy. We look forward to 2010 as the next step in NuVasive’s evolution toward the #4 global spine company with $1 billion in revenue with even stronger profitability.”

2010 Financial Guidance
          Full Year 2010:
•	Revenue of $480 million to $500 million

•	GAAP EPS, net of tax and “If-converted” method, of $1.58 to $1.70

•	Non-GAAP EPS, net of tax and “If-converted” method, of $1.13 to $1.25

•	Non-GAAP Operating Margin of ~17%, expanding to ~20% in Q4

Non-GAAP Operating Margin %

	Actual	Guidance
	FY 09	FY 10	Q4 10

Gross Margin % [A]	83.5%	~ 83%	~ 83%

Non-GAAP Research and Development [B]	9.0%	~ 9%	~ 9%

Non-cash stock-based compensation	1.1%	~ 1%	~ 1%

Total research and development	10.1%	~ 10%	~ 10%

Non-GAAP Sales, Marketing and Administrative [C]	61.8%	~ 56% - 58%	~ 53% - 55%
Non-cash stock-based compensation	5.3%	~ 5%	~ 5%
Intellectual property litigation expenses	1.2%	~ 1%	~ 1%
Reversal of leasehold termination	-0.5%	-	-
Acquistion related items	1.0%	as incurred	as incurred

Total sales, marketing and administrative	68.8%	~ 62% - 64%	~ 59% - 61%

Amortization of intangible assets	1.4%	~ 1%	~ 1%

Non-GAAP Operating Income % [A-B-C]	12.7%	~ 17%	~ 20%

Reconciliation of Non-GAAP Information
Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude intellectual property litigation expenses, the reversal of leasehold termination charges, acquisition related items, non-cash stock-based compensation, and the amortization of intangible assets. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Fourth Quarter 2009 Results

(in thousands, except per share data)	$	Per Share
GAAP net income	$2,281	$0.06

Intellectual property litigation expenses	1,208	0.03

Acquisition related items	722	0.02

Earnings excluding certain adjustments	4,211	0.11

Non-cash stock-based compensation	5,628	0.14

Amortization of intangible assets	1,263	0.03

Non-GAAP earnings*	$11,102	$0.28

Weighted average shares - Diluted		39,813

Reconciliation of Full Year 2009 Results

(in thousands, except per share data)	$	Per Share
GAAP net income	$5,808	$0.15

Intellectual property litigation expenses	4,618	0.12

Reversal of leasehold termination charge	(1,997)	(0.05)

Acquisition related items	3,826	0.10

Earnings excluding certain adjustments	12,255	0.32

Non-cash stock-based compensation	23,793	0.61

Amortization of intangible assets	5,335	0.14

Non-GAAP earnings*	$41,383	$1.07

Weighted average shares - Diluted		38,751

* Adjustments to calculate non-GAAP earnings are not tax effected

Reconciliation of Full Year 2010 Guidance
(Net of Tax, “If Converted” method)

	Range for Year Ending
	December 31, 2010
(in thousands, except per share data)	Low	High

GAAP earnings per share	$1.58	$1.70

Intellectual property litigation expenses	0.07	0.07

Non-cash stock-based compensation	0.42	0.42

Amortization of intangible assets	0.08	0.08

Reversal of remaining valuation allowance	(1.02)	(1.02)

Non-GAAP earnings per share	$1.13	$1.25

Weighted average shares - Diluted	46,000	46,000

       Reference Tables

Income Statement Category
Expense Reclassification	Prior	New

Royalty payments	SM&A	Cost of goods sold

Depreciation of loaned instrument sets	Cost of goods sold	SM&A

Intellectual property litigation expenses	R&D	SM&A

2010 Tax Adjustments & WASO Guidance (in millions)

	Q1 - Q3	Q4	FY10
Effective Tax Rate (ETR)*	~ 35%	~ 35%	~ 35%
Reversal of remaining valuation allowance		~ $47.0	~ $47.0

Weighted average shares - Diluted	41.0	46.0	46.0
     * ETR to be used on pre-tax income prior to reversal of remaining valuation allowance

Full Year 2010 Earnings per Share Bridge

			Valuation
Low Range EPS Guidance		Tax Effected	Allowance	Net of Tax
(in thousands, except per share data)	Pre-Tax EPS	EPS [A]	Reversal [B]	EPS

GAAP earnings per share	$0.81	$0.53	$1.15	$1.68
Intellectual property litigation expenses	0.12	0.08		0.08
Non-cash stock-based compensation	0.73	0.48		0.48
Amortization of intangible assets	0.15	0.09		0.09
Reversal of remaining valuation allowance				(1.15)

Non-GAAP earnings per share	$1.81	$1.18		$1.18

Weighted average shares - Diluted	41,000	41,000	41,000	41,000

Low Range EPS
Net of Tax,
“If-Converted” [C]

$1.58
0.07
0.42
0.08
(1.02)

$1.13

46,000

			Valuation
High Range EPS Guidance		Tax Effected	Allowance	Net of Tax
(in thousands, except per share data)	Pre-Tax EPS	EPS [A]	Reversal [B]	EPS

GAAP earnings per share	$1.01	$0.66	$1.15	$1.81
Intellectual property litigation expenses	0.12	0.08		0.08
Non-cash stock-based compensation	0.73	0.48		0.48
Amortization of intangible assets	0.15	0.09		0.09
Reversal of remaining valuation allowance				(1.15)

Non-GAAP earnings per share	$2.01	$1.31		$1.31

Weighted average shares - Diluted	41,000	41,000	41,000	41,000

High Range EPS
Net of Tax,
“If-Converted” [C]

$1.70
0.07
0.42
0.08
(1.02)

$1.25

46,000

[A] Effective Tax Rate (ETR) of ~35% to be used on pre-tax income prior to reversal of remaining valuation allowance

[B] One-time reversal of remaining valuation allowance of ~$47M provided against Net Operating Loss carryforwards (NOL s) and other tax attributes

[C] “If-Converted” adjustments include $6.7M add back of convertible debt interest expense and issuance costs at ~40% ETR and the addition of 5M shares

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.
After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through March 27, 2010. In addition, a telephonic replay of the call will be available until March 11, 2010. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 343838.
About NuVasive
NuVasive is a medical device company focused on the design, development, and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused primarily on the $5.1 billion U.S. spine implant market. Additionally, the Company has expanded into the $1.7 billion global biologics market, the $1.7 billion international market, and is developing products for the emerging motion preservation market.
NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines four categories of products that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: NeuroVision®, a proprietary software-driven nerve avoidance system; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 55 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
###

NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2009	2008	2009	2008

Revenue	$106,935	$74,566	$370,340	$250,082
Cost of goods sold (excluding amortization of purchased technology)	18,002	10,789	61,110	39,008

Gross profit	88,933	63,777	309,230	211,074

Operating expenses:
Sales, marketing and administrative	72,476	52,326	254,997	189,126
Research and development	10,943	6,145	37,581	25,943
In-process research and development	-	-	-	20,876
Amortization of intangible assets	1,263	1,174	5,335	2,989

Total operating expenses	84,682	59,645	297,913	238,934

Interest and other income (expense), net:
Interest income	189	1,225	1,507	5,599
Interest expense	(1,676)	(1,755)	(7,116)	(5,571)
Other income, net	136	98	461	304

Total interest and other income (expense), net	(1,351)	(432)	(5,148)	332

Income (loss) before income taxes	2,900	3,700	6,169	(27,528)
Income tax expense	679	-	1,732	-

Consolidated net income (loss)	$2,221	$3,700	$4,437	$(27,528)

Net loss attributable to noncontrolling interests	$(60)	$-	$(1,371)	$-

Net income (loss) attributable to NuVasive, Inc.	$2,281	$3,700	$5,808	$(27,528)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.06	$0.10	$0.16	$(0.77)

Diluted	$0.06	$0.10	$0.15	$(0.77)

Weighted average shares:
Basic	38,645	36,207	37,426	35,807

Diluted	39,813	37,744	38,751	35,807

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$4,800	$4,296	$19,549	$17,837
Research and development	828	932	4,244	3,110

	$5,628	$5,228	$23,793	$20,947

NuVasive, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$65,413	$132,318
Short-term marketable securities	99,279	45,738
Accounts receivable, net	58,462	51,622
Inventory	90,191	68,834
Prepaid expenses and other current assets	3,757	3,466

Total current assets	317,102	301,978
Property and equipment, net	82,602	73,686
Long-term marketable securities	39,968	45,305
Intangible assets, net	103,338	54,768
Goodwill	102,882	2,331
Other assets	7,872	9,338

Total assets	$653,764	$487,406

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,489	$26,633
Accrued payroll and related expenses	25,535	17,132
Royalties payable	2,334	1,722
Other current liabilities	389	-

Total current liabilities	54,747	45,487
Senior convertible notes	230,000	230,000
Long-term acquisition related liabilities	30,694	12,111
Other long-term liabilities	28,472	12,177
Commitments and contingencies

Noncontrolling interests	13,629	-

Stockholders’ equity:
Common stock	39	36
Additional paid-in capital	485,757	383,293
Accumulated other comprehensive income (loss)	126	(190)
Accumulated deficit	(189,700)	(195,508)

Total stockholders’ equity	296,222	187,631

Total liabilities and stockholders’ equity	$653,764	$487,406

NuVasive, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,

	2009	2008	2007

Operating activities:
Consolidated net income (loss)	$4,437	$(27,528)	$(11,265)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	29,841	23,105	12,952
In-process research and development	-	20,876	-
Stock-based compensation	23,793	20,947	13,621
Leasehold abandonment (reversal)	(1,997)	4,403	-
Allowance for doubtful accounts and sales return reserve, net of write offs	2,211	1,026	189
Allowance for excess and obsolete inventory	2,297	(836)	514
Other non-cash adjustments	3,359	179	109
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(8,582)	(25,152)	(8,725)
Inventory	(23,133)	(32,451)	(18,026)
Prepaid expenses and other current assets	760	274	349
Accounts payable and accrued liabilities	5,932	5,098	5,719
Accrued payroll and related expenses	7,501	5,057	3,676

Net cash provided by (used in) operating activities	46,419	(5,002)	(887)
Investing activities:
Cash paid for acquisitions and investments	(46,055)	(41,256)	(6,970)
Purchases of property and equipment	(32,878)	(39,795)	(24,403)
Purchases of short-term marketable securities	(92,494)	(90,150)	(75,135)
Sales of short-term marketable securities	66,447	63,659	129,818
Purchases of long-term marketable securities	(64,784)	(69,036)	(23,540)
Sales of long-term marketable securities	41,861	32,267	17,000
Other assets	-	(304)	(2,483)

Net cash provided by (used in) investing activities	(127,903)	(144,615)	14,287
Financing activities:
Payments of long-term liabilities	-	(300)	(300)
Issuance of convertible debt, net of costs	-	222,442	-
Purchase of convertible note hedges	-	(45,758)	-
Sale of warrants	-	31,786	-
Tax benefits related to stock-based compensation awards	1,902	-	-
Issuance of common stock	12,556	11,850	7,339

Net cash provided by financing activities	14,458	220,020	7,039
Effect of exchange rate changes on cash	121	-	-

(Decrease) increase in cash and cash equivalents	(66,905)	70,403	20,439
Cash and cash equivalents at beginning of year	132,318	61,915	41,476

Cash and cash equivalents at end of year	$65,413	$132,318	$61,915

NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	2009					2008
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

Revenue	$80,008	$88,481	$94,916	$106,935	$370,340	$51,184	$57,417	$66,915	$74,566	$250,082
Cost of goods sold (excluding amortization of purchased technology)	12,999	14,235	15,874	18,002	61,110	8,267	8,697	11,255	10,789	39,008

Gross profit	67,009	74,246	79,042	88,933	309,230	42,917	48,720	55,660	63,777	211,074

Operating expenses:
Sales, marketing and administrative	60,527	60,274	61,720	72,476	254,997	39,728	42,506	54,566	52,326	189,126
Research and development	8,586	8,178	9,874	10,943	37,581	6,976	6,426	6,396	6,145	25,943
In-process research and development	-	-	-	-	-	4,176	-	16,700	-	20,876
Amortization of intangible assets	1,336	1,372	1,364	1,263	5,335	417	467	931	1,174	2,989

Total operating expenses	70,449	69,824	72,958	84,682	297,913	51,297	49,399	78,593	59,645	238,934

Interest and other income (expense), net:
Interest income	732	383	203	189	1,507	1,137	1,777	1,460	1,225	5,599
Interest expense	(1,771)	(2,060)	(1,609)	(1,676)	(7,116)	(434)	(1,663)	(1,719)	(1,755)	(5,571)
Other income, net	44	93	188	136	461	23	70	113	98	304

Total interest and other income (expense), net	(995)	(1,584)	(1,218)	(1,351)	(5,148)	726	184	(146)	(432)	332

Income (loss) before income taxes	(4,435)	2,838	4,866	2,900	6,169	(7,654)	(495)	(23,079)	3,700	(27,528)
Income tax expense	97	526	430	679	1,732	-	-	-	-	-

Consolidated net income (loss)	$(4,532)	$2,312	$4,436	$2,221	$4,437	$(7,654)	$(495)	$(23,079)	$3,700	$(27,528)

Net loss attributable to noncontrolling interests	$(230)	$(453)	$(628)	$(60)	$(1,371)	$-	$-	$-	$-	$-

Net income (loss) attributable to NuVasive, Inc.	$(4,302)	$2,765	$5,064	$2,281	$5,808	$(7,654)	$(495)	$(23,079)	$3,700	$(27,528)

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$(0.12)	$0.07	$0.13	$0.06	$0.16	$(0.22)	$(0.01)	$(0.64)	$0.10	$(0.77)

Diluted	$(0.12)	$0.07	$0.13	$0.06	$0.15	$(0.22)	$(0.01)	$(0.64)	$0.10	$(0.77)

Weighted average shares:
Basic	36,365	36,910	37,733	38,645	37,426	35,411	35,663	35,931	36,207	35,807

Diluted	36,365	38,301	39,216	39,813	38,751	35,411	35,663	35,931	37,744	35,807

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$5,241	$5,243	$4,265	$4,800	$19,549	$4,504	$4,538	$4,499	$4,296	$17,837
Research and development	1,441	1,074	901	828	4,244	646	610	922	932	3,110

	$6,682	$6,317	$5,166	$5,628	$23,793	$5,150	$5,148	$5,421	$5,228	$20,947